 EXHIBIT 4.5
OVERHILL FARMS, INC.

AMENDED AND RESTATED 2002 EMPLOYEE STOCK OPTION PLAN

STOCK OPTION AGREEMENT

    Unless otherwise defined herein, the terms defined in the Amended and Restated 2002 Employee Stock Option Plan of Overhill Farms, Inc. (“Plan”) shall have the same defined meanings in this Stock Option Agreement (“Option Agreement”).

I.	NOTICE OF GRANT OF STOCK PURCHASE RIGHT

Name:

Address:

    The undersigned Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number

Date of Grant

Exercise Price per Share

Total Number of Shares

Total Exercise Price

Type of Option:	Incentive Stock Option

Nonqualified Stock Option

Term/Expiration Date:

    Vesting Schedule:

    Subject to the terms and conditions of the Plan, this Option shall vest and become exercisable according to the following schedule:

    [insert vesting schedule].

    Termination Period:

    Any unexercised portion of this Option shall automatically and without notice terminate and become null and void, after the earliest to occur of the following:

            (a) six (6) months following the death or Disability of the Optionee;

            (b) thirty (30) days following the date on which the Optionee ceases to be an Eligible Person for any reason other than death, Disability, or termination for Cause; or

            (c) immediately upon the termination of an Optionee as an Eligible Person for Cause.

    In no event, however, shall the periods described above extend beyond the Term/Expiration Date provided above or beyond the expiration of ten (10) years from the Date of Grant.

II.	AGREEMENT

    1.  Grant of Option. The Committee (or the Disinterested Committee, if applicable) hereby grants to the Optionee named in the Notice of Grant (the “Optionee”), an option (this “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference, and this Option Agreement. In the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

    If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonqualified Stock Option (“NSO”).

    2.      Exercise of Option.

            (a) Right to Exercise. This Option shall vest and become exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.

            (b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise this Option, the number of Shares with respect to which this Option is being exercised (“Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised when (i) the Company has received a fully executed Exercise Notice, (ii) full payment of the aggregate Exercise Price for the Exercised Shares has been made, and (iii) arrangements that are satisfactory to the Committee (or the Disinterested Committee, if applicable) in its sole discretion have been made for the Optionee’s payment to the Company of the amount, if any, that the Committee (or the Disinterested Committee, if applicable) determines to be necessary for the Company or a Subsidiary to withhold in accordance with applicable federal or state income tax withholding requirements.

    No Shares shall be issued pursuant to the exercise of an Option unless the issuance and the exercise complies with all applicable laws, as determined by the Committee (or the Disinterested Committee, if applicable) in its sole discretion. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to the Shares.

    3.      Optionee’s Representations.  If the issuance of the Shares is not registered under the Securities Act of 1933 (“Securities Act”) at the time this Option is exercised, then the Optionee shall, if requested by the Company, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

    4.      Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

            (a) cash;

            (b) certified or cashier’s check payable to the order of the Company;

            (c) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which this Option will be exercised; or

            (d) any other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws and authorized by the Committee (or the Disinterested Committee, if applicable).

    5.      Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of the Shares upon exercise or the method of payment of consideration for the Shares would constitute a violation of any applicable law.

    6.      Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee or his guardian or legal representative. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

    7.      Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

    8.      Tax Obligations.

            (a) Withholding Taxes. The Optionee agrees to make appropriate arrangements with the Company (or the Subsidiary employing or retaining Optionee) for the satisfaction of all federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. The Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if the withholding amounts are not delivered at the time of exercise.

            (b) Notice of Disqualifying Disposition of ISO Shares. If this Option is an ISO, and if the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, the Optionee shall immediately notify the Company in writing of the disposition. The Optionee agrees that the Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

    9.      Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee.

    10.   Governing Law. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its security holders under this Stock Option Agreement. All other questions and obligations under this Option Agreement shall be construed and enforced in accordance with the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In any action, dispute, litigation or other proceeding concerning this Option Agreement (including arbitration), exclusive jurisdiction shall be with the courts of California, with the County of Los Angeles being the sole venue for the bringing of the action or proceeding.

    11.    No Guarantee of Continued Service. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN ELIGIBLE PERSON AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN ELIGIBLE PERSON FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE OPTIONEE’S RELATIONSHIP AS AN ELIGIBLE PERSON AT ANY TIME, WITH OR WITHOUT CAUSE.

    The Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of this Option. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee (or the Disinterested Committee, if applicable) upon any questions arising under the Plan or this Option. The Optionee further agrees to notify the Company upon any change in the residence address indicated below.

    IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by its officer thereunto duly authorized, and the Optionee has hereunto set his or her hand, on the respective dates set forth below, to memorialize the grant of the Option that occurred as of the Date of Grant set forth in the above Notice of Grant.

OPTIONEE	OVERHILL FARMS, INC.

By:
Signature

Title:
Print Name

Date:

Residence Address

Social Security Number/Taxpayer ID

Date:

EXHIBIT A

AMENDED AND RESTATED 2002 EMPLOYEE STOCK OPTION PLAN

EXERCISE NOTICE

Overhill Farms, Inc.
2727 East Vernon Avenue
Vernon, California 90058
Attention: Corporate Secretary

    1.  Exercise of Option. The undersigned (“Optionee”) hereby elects to exercise Optionee’s option (the “Option”) by purchasing _________ shares of the common stock (the “Shares”) of Overhill Farms, Inc. (the “Company”) under and pursuant to the Amended and Restated 2002 Employee Stock Option Plan (the “Plan”) and the Stock Option Agreement dated ____________, 20___ (the “Option Agreement”). Capitalized terms not otherwise defined in this Exercise Notice shall have the meanings ascribed thereto in the Option Agreement.

    2.  Delivery of Payment. Optionee herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

    3.  Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

    4.  Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in the Plan.

    5.  Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

    6.  Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

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    7.  Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Committee (or the Disinterested Committee, if applicable), which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee (or the Disinterested Committee, if applicable) shall be final and binding on all parties.

    8.  Governing Law; Severability. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its security holders under this Exercise Notice. All other questions and obligations under this Exercise Notice shall be construed and enforced in accordance with the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In any action, dispute, litigation or other proceeding concerning this Exercise Notice (including arbitration), exclusive jurisdiction shall be with the courts of California, with the County of Los Angeles being the sole venue for the bringing of the action or proceeding. If any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice will continue in full force and effect.

    9.  Entire Agreement. The Plan and the Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest, or modified by the Optionee, except by means of a writing signed by the Company and Optionee.

Submitted by:	Accepted by:
OPTIONEE	OVERHILL FARMS, INC.

By:
Signature

Title:
Print Name

Address:	Address:

2727 East Vernon Avenue
Vernon, California 90058

Date Received

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EXHIBIT B

AMENDED AND RESTATED 2002 EMPLOYEE STOCK OPTION PLAN

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:

COMPANY:	OVERHILL FARMS, INC.

SECURITY:	COMMON STOCK

AMOUNT:

    In connection with the purchase of the above-referenced Securities, the undersigned Optionee represents to the Company as follows:

    (a) Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933 (the “Securities Act”).

    (b) Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for the exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of six (6) months, one (1) year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities may be imprinted with any legend required under applicable federal or state securities laws.

    (c) Optionee is familiar with the provisions of Rule 144 promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

    (d) Optionee further understands that if all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act or some other registration exemption will be

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 required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for the offers or sales, and that persons and their respective brokers who participate in these transactions do so at their own risk. Optionee understands that no assurances can be given that any other registration exemption will be available in that event.

Signature of Optionee:

Date: , 20

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